Exhibit 99.1

Tempest Announces Development Collaboration with Senlang Biotechnology for TPST-4003, a CD7-Targeted Next-Generation In Vivo CAR-T

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Tempest’s TPST-4003 is a next-generation in vivo CAR-T candidate combining proprietary CD7-targeted mRNA/LNP delivery with a dual-target CD19/BCMA CAR construct designed to enable broad B-cell lineage depletion and immune reset for autoimmune and oncology indications

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Senlang Biotechnology, a clinical-stage cell therapy company with established expertise in CD7-targeted CAR-T development, will conduct a first-in-human investigator-initiated trial of TPST-4003 in approximately 10 patients with neurological autoimmune diseases, initially including myasthenia gravis and multiple sclerosis, with first patient dosing expected in the fourth quarter of 2026

Brisbane, CA, July 21, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing a pipeline of advanced chimeric antigen receptor T-cell (“CAR-T”) product candidates, today announced a strategic partnership with Hebei Senlang Biotechnology Co., Ltd. (“Senlang”), a clinical-stage cell therapy company with extensive expertise in CD7-targeted CAR-T development and clinical translation. Under the agreement, Tempest and Senlang will collaborate to develop Tempest’s proprietary TPST-4003 product candidate, beginning with an investigator-initiated trial (“IIT”) in China evaluating TPST-4003 in approximately 10 patients with myasthenia gravis (“MG”) or multiple sclerosis (“MS”). The company expects first patient enrollment and dosing to occur in the fourth quarter of 2026.

The initial study is designed to generate clinical evidence of safety, pharmacodynamic (“PD”) activity, and therapeutic potential of TPST-4003, building on promising findings from related pipeline preclinical and clinical research. Under the agreement, Senlang will coordinate and support trial execution in China, leveraging its extensive experience in clinical development of advanced CAR-T therapies. Additionally, the agreement grants Senlang an exclusive option to negotiate and enter into a definitive license agreement for TPST-4003 in China.

“This collaboration represents an important step in developing TPST-4003,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “Through this partnership, we plan to rapidly and efficiently advance into first-in-human studies to generate clinical evidence in support of our next generation in vivo CAR-T pipeline and platform technologies. We expect to begin dosing patients in the fourth quarter of this year with initial safety and PD data from the first patients expected as early as the first half of 2027.”

“Based on our extensive clinical-stage experience in CD7-targeted CAR-T therapies, we believe CD7 represents a highly attractive target for next-generation cell therapies,” said Shengmin Guo, Founder and Chief Executive Officer of Senlang Biotechnology. “We are excited to partner with Tempest to combine our CD7 expertise with Tempest’s innovative CD7-targeted mRNA/LNP delivery platform and clinically validated CD19/BCMA CAR architecture to advance TPST-4003 into first-in-human studies.”

The initial trial is expected to assess the safety, cellular kinetics and pharmacodynamic activity of TPST-4003 in patients with MG or MS. Key assessments are expected to include treatment-emergent adverse events; the generation and expansion of peripheral blood CD4+ and CD8+ CAR-T cells and CD56+ CAR-NK cells; CAR transgene copy number; and the depth and kinetics of CD19+ B-cell depletion and B-cell subset reconstitution. Where clinically appropriate, exploratory assessments may also include the detection of CAR-positive immune cells in cerebrospinal fluid and the evaluation of B-cell depletion in lymphoid tissue. Disease-specific clinical activity will be evaluated using established measures.

About TPST-4003

TPST-4003 is an in vivo dual-targeting CD19/BCMA CAR-T product candidate that combines proprietary CD7-targeted mRNA/LNP delivery with a clinically validated dual-target CAR architecture utilized in the company’s TPST-2003 CAR-T program. Targeting broad B-cell lineage depletion and reset, TPST-4003 is being designed to address a range of autoimmune and oncology indications, initially including myasthenia gravis and multiple sclerosis. TPST-4003 differentiates from other in vivo CAR-T approaches through its CD7-targeted mRNA/LNP delivery strategy, which is designed to enable direct engagement of endogenous CD4+ and CD8+ T-cell populations for CAR generation in vivo.

About Tempest Therapeutics

Tempest is a clinical-stage biotechnology company pioneering a pipeline of next generation in vivo CAR-T cell therapies for autoimmune and oncology indications. Tempest’s immune reset technology is embodied in TPST-4003, the company’s lead in vivo CAR-T product candidate, which combines a dual-target CD19/BCMA CAR structure with the company’s proprietary CAR-T delivery platform to support broad B-cell lineage reset across multiple indications. The company’s additional preclinical programs leverage advanced payloads to create a modular in vivo CAR-T portfolio. Tempest envisions a world in which immune reset therapies bring safe, effective, and broadly accessible therapeutic options to patients in need. For additional information, visit Tempest’s website at https://www.tempesttx.com.

About Hebei Senlang Biotechnology

Hebei Senlang Biotechnology Co., Ltd., is a clinical-stage cell therapy company focused on next-generation CAR-T technologies, with specialized expertise in CD7-targeted CAR-T development. Senlang has established end-to-end capabilities spanning CAR design, vector and plasmid development, GMP manufacturing and clinical trial execution, and is currently advancing multiple CD7 CAR-T programs, including a pivotal CD7 CAR-T clinical trial for relapsed or refractory T-cell lymphoblastic lymphoma/leukemia (“T-LBL/ALL”).

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest, as well as assumptions made by, and information currently available to, management of Tempest. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: Tempest’s collaboration with Senlang and the advancement, development, design and potential benefits of TPST-4003; the planned investigator-initiated trial of TPST-4003, including the expected patient population, indications, number of patients, timing of first patient enrollment and dosing, expected assessments and anticipated timing and nature of initial and interim clinical data; Senlang’s ability to conduct, coordinate and support the IIT and related development activities in China; the potential negotiation and entry into a definitive license agreement with Senlang for TPST-4003 in China, including the timing, terms and outcome of any such negotiations; the potential ability of TPST-4003 to enable broad B-cell lineage depletion and reset; the potential applicability of Tempest’s platform and product candidates across autoimmune and oncology indications; and Tempest’s ability to achieve its operational plans. All forward-looking statements in this press release are based on Tempest’s current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest’s need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest from time to time with the SEC. Except as required by applicable law, Tempest undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com